Exhibit 99

WILLIAM M. CAMERON ("WMC")                                                  LYNDA L. CAMERON ("LLC")
-------------------------------------------------------------------------------------------------------------------------
American Fidelity Property                                                  First Fidelity Bancorp, Inc.
Company of North Carolina, Inc.                                             49% - OK
100% - NC                                                                   73-1176204
73-1386433
===================================                                         ---------------------------------------------
First Fidelity Bancorp, Inc.                                                First Fidelity Bank, NA
49% - OK                                                                    100%
73-1176204                                                                  73-1100200
-----------------------------------                                         ---------------------------------------------
First Fidelity Bank, NA                                                     First Fidelity Financial Services, Inc.
100%                                                                        100% - OK
73-1100200                                                                  73-1585480
-----------------------------------                                         =============================================
First    Fidelity   Financial                                               Cameron Equestrian Center, Inc.
Services, Inc.                                                              100% - OK
100% - OK                                                                   73-1289555
73-1585480                                                                  ---------------------------------------------
-----------------------------------                                         Cameron Arabian, Inc.
                                                                            100% - OK
                                                                            73-1315467
============================------------------------------------------------=============================================
                               Cameron Associates, Inc.
                               50% WMC; 50% LLC - OK
                               73-1533495
-------------------------------------------------------------------------------------------------------------------------
                               **Cameron Enterprises,
                               A Limited Partnership (CELP) - OK
                               73-1267299
-------------------------------------------------------------------------------------------------------------------------
                               American Fidelity Corp. (AFC)
                               94.0% - NV
                               73-0966202
-------------------------------------------------------------------------------------------------------------------------
Market Place  *Security General                               American      American
Realty Corp.  Life Ins. Co. (SGL)                             Fidelity      Mortgage &
(MPRC)        100% - OK                                       Assurance Co. Investment Co.
100% - OK     73-0741925                                      (AFA)         (AMICO)
73-1160212    NAIC #68691                                     100% - OK     98.7% - OK
                                                              73-0714500    73-1232134
                                                              NAIC #60410
-------------------------------------------------------------------------------------------------------------------------
Education     Concourse C,     American Fidelity              ASC Holding,  American         American Fidelity
World, Inc.   Inc.             Property Co. (AFPC)            L.L.C.        Public           International Holdings, Inc.
100% - OK     100% - OK        100% - OK   73-1575531         75% - OK      Holdings,        100% - OK
73-1505641    73-1575531       73-1290496                     73-1528120    Inc.             73-1421879
                                                                            100% - MS
                                                                            64-0874171
=========================================================================================================================
                               *American Fidelity Assurance Co. (AFA)
                               100% - OK
                               73-0714500
                               NAIC #60410
-------------------------------------------------------------------------------------------------------------------------
AF            Senior           American       Balliet's,      Apple         American         First Financial
Apartments,   Partners, LLC    Fidelity       L.L.C.          Creek         Fidelity Ltd.    Securities of
Inc.          50% - OK         Securities,    75% - OK        Apartments,   Agency, Inc.     America, Inc.
100% - OK     73-1559624       Inc. (AFS)     73-1529608      Inc.          AFLA)            100% - TX
73-1512985                     (AFS)                          100% - OK     100% - OK        76-0055292
                               100% - OK                      73-1408485    73-1352430
                               73-0783902
=========================================================================================================================
                               Concourse C, Inc.
                               100% - OK
                               73-1575531
-------------------------------------------------------------------------------------------------------------------------
              EnrollCom, Inc.  Concourse Two, Inc.            Concourse
              100% - OK        100% - OK                      Three, Inc.
              73-1575385       73-1583667                     100% - OK
                                                              73-1583669
=========================================================================================================================
                               American Fidelity Property Co. (AFPC)
                               100% - OK
                               73-1290496
-------------------------------------------------------------------------------------------------------------------------
              Home Rentals,    Western Partners, LLC          Broadway Tech,
              Inc.             100% - OK                      Inc.
              100% - OK        73-1544275                     100% - OK
              73-1364266
=========================================================================================================================
                               ASC Holding, L.L.C.
                               75% - OK
                               73-1528120
-------------------------------------------------------------------------------------------------------------------------
              InvesTrust,      Oklahoma @ Data Services       Asset Services
              N.A.             100% - OK                      Co., L.L.C.
              100% - OK        73-1590280                     100% - OK
              73-1546867                                      73-1547246
=========================================================================================================================
                               American Fidelity International Holdings, Inc.
                               100% - OK
                               73-1421879
-------------------------------------------------------------------------------------------------------------------------
              American Fidelity Offshore      American Fidelity
              Investments, Ltd.               Care, LLC
              100% - Bermuda                  33% - OK
              NAIC #20400                     73-1424864
              Reg. #EC20754
=========================================================================================================================
                               Senior Partners, LLC
                               50% - OK
                               73-1559624
-------------------------------------------------------------------------------------------------------------------------
              Bordeaux, LLC                   Vineyard Cottages,
              75% - OK                        LLC
              73-1559626                      66.7% - OK
                                              73-1559625
=========================================================================================================================
                               American Fidelity Ltd. Agency, Inc. (AFLA)
                               100% - OK
                               73-1352430
-------------------------------------------------------------------------------------------------------------------------
                               American Fidelity General Agency, Inc.
                               (AFGA) - 100% - OK
                               73-1352431
-------------------------------------------------------------------------------------------------------------------------
                               American Fidelity General Agency of Alabama, Inc.
                               100% - AL
                               74-2945370
=========================================================================================================================
                               American Fidelity Offshore Investments, Ltd.
                               100% - Bermuda
                               NAIC #20400
                               Reg. #EC20754
-------------------------------------------------------------------------------------------------------------------------
American      ***American      ***Covenant    ***Pacific       ***American  Mari El
Fidelity      Fidelity         Underwriters   World Holdings,  Fidelity     Development
International (China), Ltd.    (Bermuda) Ltd. Ltd.             (Cypress)    Corporation
(Bermuda)     93% - Bermuda    Ltd.           55% - Labuan     Ltd.         Limited
Ltd.                           33.33% -                        99% -        51.3% -
100% -                         Bermuda                         Republic of  Republic of
Bermuda                                                        Cyprus       Cyprus
Reg #28402                                                                  Reg. #7035 - AFOI
=========================================================================================================================
                               ***American Fidelity (Cypress) Ltd.
                               99% - Republic of Cyprus
-------------------------------------------------------------------------------------------------------------------------
                               ***Soyuznik Insurance Co
                               34% - Russian Federation
=========================================================================================================================
                               American Public Holdings, Inc. (APH)
                               100% - MS
                               64-0874171
-------------------------------------------------------------------------------------------------------------------------
              *American Public                DentaCare Marketing           Greater South
              Life Ins. Co.                   & Administration,             Insurance Co.
              (APLICO)                        Inc. (DCM&A)                  (GSIC)
              100% - MS                       100% - LA                     100% - MS
              64-0349942                      72-1251800                    64-0874171
              NAIC #60801

              WILLIAM M. CAMERON ("WMC")/LYNDA L. CAMERON ("LLC")

              Cameron Associates, Inc.
              50% WMC; 50% LLC - OK
              73-1533495

              **Cameron Enterprises,
              A Limited Partnership (CELP) - OK
              73-1267299
=========================================================================================================================
                                              CELP Ltd. Agency, Inc.
                                              100% - OK
                                              73-1369092
=========================================================================================================================
                                              North American Ins. Agency, Inc. (NAIA)
                                              100% of Special Stock - OK
                                              73-0687265
-------------------------------------------------------------------------------------------------------------------------
Agar Ins. Agency, Inc.         North American Ins. Agency     N.A.I.A. of Louisiana, Inc.
95.4% - OK                     of  Colorado, Inc.             100% - LA
73-0675989                     100% - CO                      72-0761691
                               84-0599059

North American Insurance       North American Ins.            North American Ltd.            N.A.I.A. Ins.
Insurance Agency of            Agency of Tulsa, Inc.          Agency, Inc.                   Agency, Inc.
New Mexico, Inc.               100% - OK                      100% - OK                      100% - OK
100% - NM                      73-0778755                     73-1356772                     73-1527682
85-0441542
=========================================================================================================================

*    Insurance Company
**   A Limited Partnership
***  No tax or registration numbers

NOTE: All  of the above  organizations are corporations that have the word
      Company, Inc., or Corp. The above organizations which have the letters L.L.C. or L.C. are limited liability companies.